EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contacts:    Jennie Overholts
513-346-4766 (office)
media@bankatfirst.com

First Financial Bank Announces Community Investment Plan
Five-year, $1.7 Billion Community Benefits Agreement

Cincinnati, Ohio – October 18, 2017 – First Financial Bank announced today a targeted community benefits agreement with the National Community Reinvestment Coalition (NCRC) and related partner organizations as a strategic move in advance of the merger with MainSource Bank.

“Investing in our communities has always been a commitment and priority for First Financial Bank. We think this is the perfect time to intentionally engage with partners to set a plan that strives to truly be outstanding,” said Claude E. Davis, CEO of First Financial Bank. “We look forward to continuing to demonstrate our ability to make a difference by providing opportunities and giving back to the areas and individuals we serve.”

Over the next five years, and subsequent to the merger, First Financial will build upon its current ALIVE strategy of providing Access to banking services, Lending in the community, Investing in the community, and Volunteerism, specifically focused on Financial Education in the following ways:

•	$510 Million in mortgage lending in low- to moderate-income communities and borrowers

•	$750 Million in small business lending in low- to moderate-income communities

•	$450 Million in community development lending and investments

•	$8.5 Million in philanthropy across the bank’s footprint

•	$25 Million (8 new locations committed) in branch distribution and access for low- to moderate-income communities

•	$1 Million in dedicated marketing and communications for community development products and services

The National Community Reinvestment Coalition and its regional partners provided expertise and input on the plan and will continue to offer guidance through a joint advisory board designed to help fulfill the agreement. By working together, First Financial Bank is confident that the areas of its footprint that are in need of a variety of assistance will be better represented and served.

"As we celebrate the fortieth anniversary of the Community Reinvestment Act, I am thrilled to see this agreement between First Financial's leadership and community advocates from Ohio, Indiana and Kentucky. When we work together, fair and equitable revitalization is possible for all of our neighborhoods," said NCRC’s President and CEO John Taylor. "This is a financial institution that has shown a really substantial commitment to serving the community. I want to personally congratulate First Financial and the participating community groups for improving access to financial opportunity for blue collar, working class, and communities of color across the region.”

In addition to the outlined investments, First Financial will continue to focus on providing its employees opportunities to serve their communities through paid volunteer time and giving campaigns with United Way.

“Giving back to the community is a fundamental principle and commitment of MainSource Bank,” said Archie M. Brown, Jr., Chairman, President and Chief Executive Officer of MainSource. “We have a history of providing employees the opportunity to individually contribute to the success and vibrancy of the communities in which they live.”

The overall goals of this plan include providing greater access to communities and individuals, a commitment to annual performance review and evaluation, continued product innovation, and an increase of investments. To do this, an advisory board with 50% of its members appointed by NCRC, will be created to provide oversight and accountability to the plan, as well as technical and strategic advice regarding community development efforts. The board will consist of committed community stakeholders with expertise outside of the bank and First Financial leaders who will work together to improve focus and results in community development.

Product innovation remains at the forefront of providing access to all individuals. The Community Development team will continue working with stakeholders to identify new products that align with the varying community needs now, while consolidating those with a common purpose.

As defined by the agreement, there is a large focus on low- to moderate-income census tracts through loans, bank locations and access, and grants and sponsorships. Specifically, First Financial has outlined the following metrics for measurement as part of the plan:

•
At least 50% of philanthropic programs will go toward organizations specifically supporting low- to moderate-income communities and individuals; this represents a nearly 100% increase in financial support to these organizations

•	As part of the merger of the two banks, no branch locations in low-income census tracts will be closed; commitment of eight new locations to be added in low- and moderate-income neighborhoods

•
A target of 10% of First Financial’s source-able spend over the course of five years through implementation of a formal Supplier Diversity Program for inclusion of minority-owned, women-owned, and disability-owned businesses

•	Creation of a $5 million direct loan pool for mortgages and home improvement loans of less than $50,000

•	Commitment to the continued employment of Community Development Mortgage Loan Officers, increasing to a total of eight

First Financial remains committed to continuing its community development efforts across its entire footprint. To address the economic impacts resulting from the merger, First Financial is making a $1 million commitment to the community of Greensburg, Indiana. A minimum of 100 jobs will be retained at the former headquarters of MainSource.

First Financial remains committed to partnering with NCRC, its member organizations, community organizations, economic councils and government officials to continually asses and build upon these commitments. To learn more, visit: www.bankatfirst.com.

In addition to NCRC and First Financial Bank, the agreement was signed by the following organizations:

Cincinnati Realtist Association	JOVIS
City of Dayton Human Relations Council	L.A Keyz Financial Services
Coalition for Homelessness Intervention and Prevention - CHIP	Louisville Affordable Housing Trust Fund
Collective Empowerment Group Cincinnati	Louisville Urban League
Community Economic Advancement Initiative	Madisonville Community Urban Redevelopment Corporation
Community Investment Fund of Indiana	Mapleton-Fall Creek Development Corporation
County Corp	Martin University
Dayton Housing Authority	Martindale-Brightwood Community Development Corporation
Faith Community Alliance of Greater Cincinnati	New Directions Housing Corporation
Fay Biccard Glick Neighborhood Center at Crooked Creek	Northwest Indiana Reinvestment Alliance
Gary Economic Development Corporation	Ohio CDC Association
Greater Cincinnati Microenterprise Initiative (GCMI)	Prosperity Indiana
Greater Dayton Minority Business Assistance Center	REBOUND, Inc.
Hamilton County Community Reinvestment Group	Rebuilding Together Dayton
Homes on the Hill, CDC	River City Housing
HomesteadCS	Southeast Neighborhood Development (SEND)
Indiana Cooperative Development Center	Westside Community Development Corporation
Irvington Development Organization	Working In Neighborhoods
John Boner Neighborhood Centers	YWCA Dayton

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About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of June 30, 2017, the Company had $8.7 billion in assets, $5.9 billion in loans, $6.5 billion in deposits and $898.1 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its four lines of business: Commercial and Private Banking, Retail Banking, Investment Commercial Real Estate and Commercial Finance. These business units provide traditional banking services to business and retail clients. Commercial and Private Banking includes First Financial Wealth Management, which provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.6 billion in assets under management as of June 30, 2017. The Company’s primary operating markets are located in Ohio, Indiana and Kentucky where it operates 102 banking centers, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Important Additional Information about the Merger
The Company has filed a registration statement on Form S-4 with the SEC (filed on September 22, 2017 and amended on October 17, 2017), which includes a joint proxy statement of the Company and MainSource Financial and a prospectus of the Company, and each party will file other documents regarding the proposed transaction with the SEC.  A definitive joint proxy statement/prospectus will also be sent to the Company and MainSource Financial shareholders seeking required shareholder approvals.

Before making any voting or investment decision, investors and security holders of the Company and MainSource Financial are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction.

The documents filed by the Company and MainSource Financial with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed by the Company may be obtained free of charge at the Company’s website at http://www.bankatfirst.com and the documents filed by MainSource Financial may be obtained free of charge at MainSource Financial’s website at https://www.mainsourcebank.com under the tab “Investor Relations.”  Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to First Financial Bancorp, Attention: Shannon M. Kuhl, Chief Legal Officer and Corporate Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, Ohio 45202 or by calling (877) 322-9530 or from MainSource Financial upon written request to MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, Attn: James M. Anderson, Chief Financial Officer, or by calling (812) 663-6734.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise.  No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  The communication is not a substitute for the joint proxy statement/prospectus that the Company and MainSource Financial will file with the SEC.

Cautionary Statements Regarding Forward-Looking Information
Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the transaction between the Company and MainSource Financial, which are subject to numerous assumptions, risks and uncertainties.  Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Please refer to each of the Company’s and MainSource Financial’ s Annual Report on Form 10-K for the year ended December 31, 2016, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control.  It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  In addition to factors previously disclosed in reports filed by the Company and MainSource Financial with the SEC, risks and uncertainties for the Company, MainSource Financial and the combined company include, but are not limited to:  the possibility that any of the anticipated benefits of the proposed Merger will not be realized or will not be realized within the expected time period; the risk that integration of MainSource Financial’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the inability to close the Merger in a timely manner; the inability to complete the Merger due to the failure of the Company’s or MainSource Financial’s shareholders to adopt the Merger Agreement; diversion of management's attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the , including receipt of required regulatory and other approvals; the failure of the proposed Merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the Merger on the Company’s, MainSource Financial’s or the combined company's respective customer relationships and operating results; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.  All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing.  Except as required by law, neither the Company nor MainSource Financial assumes any obligation to update any forward-looking statement.

Proxy Solicitation
The Company, MainSource Financial, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s and MainSource Financial’s shareholders in favor of the approval of the Merger.  Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2017 annual meeting of shareholders, as previously filed with the SEC on April 13, 2017, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as previously filed with the SEC on February 24, 2017.  Information about the directors and executive officers of MainSource Financial and their ownership of MainSource Financial common stock is set forth in the proxy statement for MainSource Financial’ s 2017 annual meeting of shareholders, as previously filed with the SEC on March 24, 2017. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus when they become available.